Exhibit 10.12

KB HOME

AMENDED AND RESTATED 1999 INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (this “Agreement”) is made on                     (the “Award Date”) between KB Home, a Delaware corporation (the “Company”), and                         (“Participant”). Capitalized terms used in this Agreement and not defined herein have the respective meanings given them in the KB Home Amended and Restated 1999 Incentive Plan (the “Plan”).

A G R E E M E N T

1. Award. Subject to the terms of the Plan and this Agreement, the Company hereby awards to Participant an aggregate of [            ] shares of common stock, $1.00 par value per share, of the Company (the “Award”). Except as provided in this Agreement, the shares of common stock subject to the Award (the “Award Shares”) cannot be transferred in any manner. A copy of the prospectus describing the Plan is included herewith, and available upon request, and is made a part hereof.

2. Lapse of Transferability Restrictions (Vesting of Award).

(a)	Annual Installment Lapse. The transferability restrictions imposed by this Agreement and the Plan on the Award Shares will lapse, and the Award Shares will become freely tradeable, in three equal annual installments commencing on the first anniversary of the Award Date; provided, that the Committee may determine to allow the transferability restrictions to lapse with respect to all Award Shares on the first anniversary of the Award Date if the Committee has established conditions for such lapse related to the performance of the Company or of one or more of its divisions or units.

(b)	Change of Ownership. Notwithstanding the foregoing and subject to Section 3 below, all transferability restrictions imposed on the Award Shares will immediately lapse, and the Award Shares will become freely tradeable, upon a Change of Ownership of the Company.

3. Forfeiture of Award Shares. Participant will immediately forfeit all rights, title and interests in and to all Award Shares that are subject to transferability restrictions on the date Participant’s employment with the Company is terminated. In such event, Participant will promptly execute any assignments or endorsements as the Company may require to transfer beneficial ownership of such Award Shares to the Company or to a designee of the Company (as determined by the Company in its sole discretion).

4. Delivery of Award Shares. The Company will deliver to Participant as soon as reasonably practicable stock certificate(s) representing those Award Shares as to which transferability restrictions have lapsed in accordance with Section 2 above. No stock certificate will be delivered to Participant unless and until Participant has paid to the Company the amount of any taxes the Company is required to withhold in connection with such lapse of such restrictions. At Participant’s discretion, Participant may direct the Company to withhold Award Shares otherwise deliverable to Participant to satisfy any withholding tax liability that may arise upon the lapse of transferability restrictions as provided under this Agreement.

5. Dividends. Cash dividends or other distributions paid on or in respect of shares of common stock of the Company that are not restricted and are freely tradeable (“Unrestricted Shares”) will be equally and contemporaneously paid on or in respect of any Award Shares that are subject to transferability restrictions under this Agreement. In addition, any stock or other non-cash distributions issued on or in respect of Unrestricted Shares will be equally and contemporaneously issued on or in respect of such Award Shares, but will be held in escrow and will be subject to the transferability restrictions and forfeiture conditions imposed under this Agreement on Award Shares.

6. Additional Restrictions. The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales or other transfers of any Award Shares as to which transferability restrictions have lapsed in accordance with Section 2 above, including (a) restrictions under an insider trading policy, (b) stock ownership requirements and (c) the required use of a specified brokerage firm for such resales or other transfers.

7. Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend or other event described in Section 13(a) of the Plan,, such adjustment will be made to the number and type of the Award Shares, and to the terms and conditions hereof, as and to the extent the Committee determines to be appropriate (in its sole discretion).

8. California Law. This Agreement will be construed, administered and enforced in accordance with the laws of the State of California. This Agreement and the Award will be subject to rescission by the Company if an executed original of this Agreement is not received by the Company within 90 days of its transmittal to Participant.

9. Conformity to Securities Laws. Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and any and all regulations and rules promulgated in each case thereunder by the Securities and Exchange Commission. Notwithstanding anything herein to the contrary, the Plan will be administered, and the Award Shares will be issued, in such a manner as to conform to the requirements and limitations of such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement will be deemed amended to the extent necessary to conform to such laws, rules and regulations.

10. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersedes all prior and contemporaneous oral and written agreements and understandings relating to such subject matter. PARTICIPANT ACKNOWLEDGES AND AGREES TO BE BOUND TO, AND THAT THE AWARD IS MADE SUBJECT TO, ALL OF THE TERMS AND CONDITIONS OF THE PLAN, INCLUDING ANY TERMS, RULES OR DETERMINATIONS MADE BY THE COMMITTEE PURSUANT TO ITS ADMINISTRATIVE AUTHORITY UNDER THE PLAN, AND THAT IN THE EVENT OF ANY CONFLICT BETWEEN THIS AGREEMENT AND THE PLAN, THE PLAN WILL PREVAIL.

11. Non-Transferability. The Award may not be transferred (in whole or in part) except by will or the laws of descent and distribution and except by gift or a domestic relations order to members of Participant’s family or to trusts or other entities whose beneficiaries or beneficial owners are Participant or members of Participant’s family.

12. No Obligation. Neither the execution and delivery hereof nor the issuance of the Award will constitute or be evidence of any agreement or understanding, express or implied, on the part of the Company or any of its Subsidiaries to employ or continue the employment of Participant for any period or in any capacity.

13. Notice. Any notice given hereunder to the Company will be addressed to the Company, attention Senior Vice President, Human Resources, and any notice given hereunder to Participant will be addressed to Participant at his or her address as shown on the records of the Company.

14. Section 409A. Notwithstanding any other provision of the Plan or this Agreement, the Plan and this Agreement will be interpreted in accordance with, and incorporate the terms and conditions required by, Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof). The Committee may, in its discretion, adopt such amendments to the Plan or this Agreement or adopt such other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Committee determines are necessary or appropriate to comply with the requirements of Section 409A of the Code.

IN WITNESS WHEREOF, the Company and Participant have duly executed and delivered this Agreement as of the date first above written.

KB HOME

By:

PARTICIPANT:

By:

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